Exhibit 10.35

PLAINSCAPITAL BANK - LOAN NO.

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (as amended, modified or restated from time to time, this “Guaranty”) dated as of DECEMBER 13, 2013 (the “Effective Date”), is executed by each undersigned Guarantor (jointly and severally, “Guarantor”) whose addresses for notice purposes are set forth on the signature page hereto, for the benefit of PLAINSCAPITAL BANK, a Texas state bank (together with its successors and assigns, “Lender”) with offices at 2323 Victory Avenue, Dallas (Dallas County), TX 75219.

RECITALS

WHEREAS, Debtor (as defined below) and Lender have entered into that certain LOAN AGREEMENT of even date herewith (as amended, modified or otherwise restated, the “Loan Agreements") setting forth the terms of a Credit Facility (as defined in the Loan Agreement) to be provided by Lender to Debtor, and

WHEREAS, it is expressly understood among Debtor, Guarantor, and Lender that the execution and delivery of this Guaranty is a condition precedent to Lender’s obligation to extend credit under the Loan Agreement and is an integral part of the transactions contemplated thereby; and

WHEREAS, the extension of credit to Debtor is a substantial and direct benefit to Guarantor,

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor hereby guarantees to Lender the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:

1.           Definitions. As used in this Guaranty, the following terms have the following meanings:

“Debtor” means JBGL CAPITAL, LP, a Delaware limited partnership, and without limitation, Debtor’s successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including Debtor as a debtor-in- possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Debtor or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws (hereinafter defined) from time to time in effect.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

“Guaranteed Obligations” means all (a) Indebtedness, including without limitation all indebtedness and obligations of Debtor to Lender and any and all pre- and post-maturity interest thereon, including without limitation post-petition interest and expenses (including reasonable attorneys’ fees) allowed under Debtor Relief Laws, whether or not allowed under any Debtor Relief Law, (b) obligations of Debtor to Lender under any documents evidencing, securing, governing and/or pertaining to all or any part of the indebtedness described in (a) above, (c) costs and expenses incurred by Lender in connection with the collection and administration of all or any part of the Indebtedness and obligations described in (a) and (b) above or the protection or preservation of, or realization upon, the collateral securing all or any part of such Indebtedness and obligations, including without limitation all reasonable attorneys’ fees, and (d) renewals, extensions, modifications and rearrangements of the indebtedness and obligations described in (a), (b), and (c) above.

Terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.

GUARANTY AGREEMENT – PAGE 1 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

2.           Payment. Guarantor hereby unconditionally and irrevocably guarantees to Lender the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Obligations. This Guaranty covers the Guaranteed Obligations, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lender. The guaranty of Guarantor as set forth in this Section_2 is a continuing guaranty of payment and not a guaranty of collection. Guarantor acknowledges and agrees that Guarantor may be required to pay and perform the Guaranteed Obligations in full without assistance or support from Debtor or any other party. Guarantor agrees that if all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise (following the expiration of all applicable grace and cure periods), Guarantor shall, immediately upon demand by Lender, pay (The amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations, and may be made from time to time with respect to the same or different items of Guaranteed Obligations, Such demand shall be made, given and received in accordance with the notice provisions hereof.

3.           Primary Liability of Guarantor. This Guaranty is an absolute, inrevocable and unconditional guaranty of payment and performance. Guarantor is jointly and severally liable for the payment and performance of the Guaranteed Obligations, as set forth in and as limited by this Guaranty, as a primary obligor. In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, Guarantor shall promptly pay the amount due thereon to Lender without notice or demand, of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for Lender in order to enforce such payment and performance by Guarantor first, or contemporaneously, to institute suit or exhaust remedies against Debtor or others liable on the Guaranteed Obligations, or to enforce any rights, remedies, powers, privileges or benefits of Lender against any collateral, or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations. Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of Lender covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Lender against any party hereto. Any time that Lender is entitled to exercise its rights or remedies hereunder, Lender may in its discretion elect to demand payment and/or performance. If Lender elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Lender elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

4.           Other Guaranteed Debt. If Guarantor becomes liable for any indebtedness owing by Debtor to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by Lender.

5.           Subrogation. Until the Guaranteed Obligations have been paid, in full, Guarantor hereby covenants and agrees that: (a) it shall not assert, enforce, or otherwise exercise any right of subrogation to any of the rights, remedies or liens of Lender or any other beneficiary against Debtor or any other guarantor of the Guaranteed Obligations or any collateral or other security; and (b)any right of recourse, reimbursement, contribution, indemnification, or similar right against Debtor or any other guarantor of all or any part of the Guaranteed Obligations are expressly made subordinate to the Guaranteed Obligations and the rights or remedies of Lender under this Guaranty and the Loan Documents.

6.           Subordinated Debt. All principal of and interest on all indebtedness, liabilities, and obligations of Debtor to Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations are paid and performed in full and all commitments to lend under the Loan Documents have terminated, Guarantor agrees not to receive or accept any payment from Debtor with respect to the Subordinated Debt at any time an Event of Default has occurred and is continuing; and, in the event Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, Guarantor will hold any such payment in trust for Lender and forthwith turn it over to Lender in the form received, to be applied to the Guaranteed Obligations.

GUARANTY AGREEMENT – PAGE 2 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

7.           Obligations Not To Be Diminished. Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of Guarantor, (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of Debtor, Guarantor hereunder, or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) any disability of Debtor, or the dissolution, insolvency, or bankruptcy of Debtor, or any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Lender to Debtor, Guarantor, or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by Debtor or any other party to Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (1) the failure of Lender to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Debtor; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Debtor or Guarantor other than payment.

8.           Waivers. Guarantor waives (a) any right to revoke this Guaranty with respect to future Guaranteed Obligations; (b) any right to require Lender to do any of the following before Guarantor is obligated to pay the Guaranteed Obligations or before Lender may proceed against Guarantor: (i) sue or exhaust remedies against Debtor and other guarantors or obligors, (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies, or (iii) enforce rights against Debtor’s assets or the collateral pledged by Debtor to secure the Guaranteed Obligations; (c) any right relating to the, timing, manner,or conduct of Lender’s enforcement of rights against Debtor’s assets or the collateral pledged by Debtor to secure the Guaranteed Obligations; (d) if Guarantor and Debtor (or a third-party) have each pledged assets to secure the Guaranteed Obligations, any right to require Lender to proceed first against the other collateral before proceeding against collateral pledged by Guarantor; (e) except as expressly required hereby, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by Debtor of additional indebtedness, notice of any suit or other action by Lender against Debtor or any other Person, any notice to any party liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (f) each of the foregoing rights or defenses regardless whether they arise under (i) Chapter 43 or Section 17,001 of the Texas Civil Practice and Remedies Code, as amended, (ii) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (iii) common law, in equity, under contract, by statute, or otherwise; and (g) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

GUARANTY AGREEMENT – PAGE 3 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

9.           Change in Guarantor’s Status. Should Guarantor die, become legally incapacitated, become insolvent, or fail to pay such Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of Lender granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between Guarantor and Lender, a fully matured, due, payable and performable obligation of Guarantor to Lender (without regard to whether Debtor is then in default under the Loan Documents or whether the Guaranteed Obligations, or any part thereof is then due and owing or unperformed by Debtor to Lender), payable and/or performable in full by Guarantor to Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder, provided, however, the death or legal incapacity of Guarantor shall not cause the maturity of the Guaranteed Obligations if, within THIRTY (30) days of the date of such death or incapacity, the representative or legal guardian of Guarantor or Guarantor’s estate affirms in writing (which instrument shall be in form and substance satisfactory to Lender) (a) the obligations of Guarantor’s estate with respect to this Guaranty and (b) that no distributions shall be made from such estate without the prior written consent of Lender.

10.         Termination. Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Loan Documents have terminated, and the Guaranteed Obligations have been paid in full. If at any time any payment of the principal of or interest or any other amount payable by Debtor under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Debtor or otherwise, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

11.          Representations Warranties. Guarantor represents and warrants as follows:

(a)          Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(b)          The execution, delivery, and performance by Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of Guarantor pursuant to the provisions of any indenture, mortgage, security agreement, franchise, permit, license, or other instrument or agreement to which Guarantor or its properties are bound.

(c)          No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by Guarantor of this Guaranty or the validity or enforceability thereof.

(d)          Guarantor has, independently and without reliance upon Lender and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty, and Guarantor has adequate means to obtain from Debtor on a continuing basis information concerning the financial condition and assets of Debtor, and Guarantor is not relying upon Lender to provide (and Lender shall have no duty to provide) any such information to Guarantor either now or in the future.

(e)          The value of the consideration received and to be received by Guarantor is reasonably worth at as much as the liability and obligation of Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit Guarantor directly or indirectly.

12.          No Fraudulent Transfer. It is the intention of Guarantor and Lender that the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render Guarantor insolvent, or (b) result in the fair saleable value of the assets of Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, are determined under applicable law, if the obligations of Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty, the term “applicable law” means as to Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to Guarantor.

GUARANTY AGREEMENT – PAGE 4 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

13.         Covenants. So long as this Guaranty remains in full force and effect, Guarantor unless Lender shall otherwise consent in writing, comply with all of the covenants relating to Guarantor set forth in the Loan Documents.

14.         Setoff. As further security for the Indebtedness, Guarantor grants to Lender a first lien and contractual right of set-off in and to all money and property of Guarantor now or at any time hereafter coming within the custody or control of Lender, including (without limitation) all certificates of deposit and other accounts, whether such certificates of deposit and/or accounts have matured or not, and whether the exercise of such right of set-off results in loss of interest or other penalty under the terms of the certificate of deposit or account agreement. It is further agreed that Lender shall have a first lien on all deposits and other sums at any time credited by or due from Lender to Guarantor as security for the payment of the Indebtedness, and Lender, at its option after the occurrence of a Default may without notice and without any liability, hold all or any part of any such deposits or other sums until all amounts owing under the Loan Documents have been paid in full, and/or Lender may apply or set-off all or any part of any such deposits or other sums credited by or due from Lender to or against any sums due under the Loan Documents in any manner and in any order of preference which Lender, in its sole discretion, chooses. The rights and remedies of Lender hereunder are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

15.         Successors and Assigns. This Guaranty is for the benefit of Lender and its successors and assigns, and, the rights and remedies hereunder, to the extent applicable to any indebtedness assigned, may, subject to the limitations set forth in the Loan Documents, be transferred with such indebtedness. This Guaranty is binding on Guarantor, and its successors and permitted assigns; provided that, Guarantor may not assign its obligations under this Guaranty without obtaining the prior written consent of Lender, and any assignment purported to be made without the prior written consent of Lender shall be null and void.

16.         Loan Documents. The terms of the Loan Documents relating to Guarantor are incorporated herein by reference, the same as if stated verbatim herein, and Guarantor agrees that Lender may exercise any and all rights granted to it under the Loan Documents without affecting the validity or enforceability of this Guaranty.

17.         Amendments. No amendment or waiver of any provision herein nor consent to any departure therefrom by Guarantor shall be effective unless the same shall be in writing and signed by Lender, and then, such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

18.         Time of Essence. Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

19.         Governing Law. Guarantor agrees that this Guaranty shall be deemed to have been made in the State of Texas at Lender’s address indicated at the beginning of this Guaranty and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Dallas Texas. In any litigation in connection with or to enforce this Guaranty or any or any Loan Documents, each Guarantor irrevocably consents to and confer personal jurisdiction on the courts of the State of Texas or the United States courts located within the State of Texas. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

20.         Counterparts. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original, and all of which taken together shall constitute but one and the same instrument.

GUARANTY AGREEMENT – PAGE 5 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

21.         Waiver of Right to Trial By Jurv. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT Of OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.

22.         Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

23.         Regulation B—Notice of Joint Intent. If Guarantor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Guarantor’s intention to apply for a joint guaranty. Guarantor’s signature below shall evidence such intent Guarantor's intent shall apply to future related extensions of joint credit and joint guaranty.

24.         PATRIOT ACT NOTICE. LENDER HEREBY NOTIFIES GUARANTOR THAT PURSUANT TO THE REQUIREMENTS OF THE USA PATRIOT ACT, 31 U.S.C. § 5318 (THE “ACT”) IT IS REQUIRED TO OBTAIN, VERIFY AND RECORD INFORMATION THAT IDENTIFIES GUARANTOR, WHICH INFORMATION INCLUDES THE NAME AND ADDRESS OF GUARANTOR AND OTHER INFORMATION THAT WILL ALLOW SUCH LENDER TO IDENTIFY GUARANTOR IN ACCORDANCE WITH THE ACT.

25.        Fact Act Certification. Guarantor hereby acknowledges that Lender may report information about the obligations of Guarantor hereunder to credit bureaus. Late payments, missed payments or other defaults on the accounts of Guarantor may be reflected in the credit reports of Guarantor.

NOTICE OF FINAL AGREEMENT

THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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GUARANTY AGREEMENT – PAGE 6 PLAINSCAPITAL BANK – JBGL CAPITAL, LP

EXECUTED as of the Effective Date.

GUARANTOR:		ADDRESS:

JBGL CASTLE PINES, LP		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	JBGL Castle Pines Management, LLC
Its:	General Partner

By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL CHATEAU, LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL EXCHANGE LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL HAWTHORINE, LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL INWOOD LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL KITYHAWK, LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL MUSTANG LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

JBGL WILLOW CREST LLC		3131 Harvard Ave. Suite 103
Dallas, TX 75205
By:	/s/ James R. Brickman
Name:	James R. Brickman
Title:	Manager

GUARANTY AGREEMENT – PAGE 7 PLAINSCAPITAL BANK – JBGL CAPITAL, LP